UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2005

O2DIESEL CORPORATION

(Exact name of registrant as specified in its charter)

Commission file number: 000-32217

Delaware (State of incorporation)	91-2023525 (I.R.S. Employer Identification No.)

100 Commerce Drive, Suite 301 Newark, DE (Address of principal executive offices)	19713 (Zip Code)

(302) 266-6000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1- REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01     Entry into a Material Definitive Agreement

The disclosure required to be provided herein is incorporated by reference to Item 3.02 below.

SECTION 3 – SECURITIES AND TRADING MARKET

Item 3.02      Unregistered Sales of Equity Securities

On May 20, 2005, O2Diesel Corporation, a Delaware corporation (the “Company”), held its final closing with investors in connection with a private placement of an aggregate of 888,285 shares of common stock at a purchase price of $0.70 per share for total proceeds of $621,800 less $62,318 in commissions and other related transaction costs. As part of the closing, the Company will also issue warrants to purchase 444,142 shares of common stock at an exercise price of $0.70 per share if exercised within twelve months of issuance and $1.05 if exercised thereafter. The warrants expire two years after the date of issuance. A copy of the form subscription agreement and warrant were previously filed as Exhibits 10.1 and 10.2 to the Company’s Current Report on Form 8-K filed on March 23, 2005 and are incorporated herein by reference. A copy of the Company’s May 23, 2005 Press Release announcing the closing is filed hereto as an exhibit to this report and is incorporated herein by reference.

Pursuant to the subscription agreement, the Company has agreed to file, within 60 days after closing, a registration statement covering the sale of shares of common stock sold to the investors.

The Company intends to use the proceeds from these private placements for general corporate purposes.

The common stock and the warrants will be issued to accredited investors in a transaction that will be exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Regulation D promulgated under the Securities Act.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01.      Financial Statements and Exhibits.

(c) Exhibits:

Exhibit No.	Description
10.1	Form of Subscription Agreement as entered into by and between the Company and each individual investor. (1)
10.2	Form of Warrant. (1)
99.1	Text of Press Release, issued by O2Diesel Corporation on May 20, 2005. (2)

(1)	Previously filed as an exhibit to the Company’s current report on Form 8-K on March 23, 2005, and incorporated herein by reference.

(2)	Filed herewith.

S I G N A T U R E

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

O2DIESEL CORPORATION
	By:	/s/ Alan R. Rae
Alan R. Rae
Date: May 23, 2005		President and Chief Executive Officer